EXHIBIT 10.4


                                                             Eugene P. Martineau


                              EMPLOYMENT AGREEMENT


            THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the Effective Date (as defined herein) by and between U.S. Concrete, Inc., a Delaware corporation (the "Company"), and Eugene P. Martineau (the "Employee").

                             PRELIMINARY STATEMENT

            In entering into this Agreement, the Company desires to provide the Employee with substantial incentives to serve the Company as a senior executive performing at the highest levels of leadership and stewardship, without distraction or concern over minimum compensation, benefits or tenure, to develop and implement the Company's initial development plan and thereafter to assist in the management of the Company's future growth and development and the maximization of the returns to the Company's stockholders.

            NOW, THEREFORE, in consideration of the foregoing and the mutual provisions contained herein, and for other good and valuable consideration, the parties hereto agree with each other as follows:

            Section 1. CERTAIN DEFINED TERMS. (a) The following terms this Agreement uses have the respective meanings this Section 1(a) assigns to them:

            "Acquiring Person" means any Person who or which, together with all its Affiliates and Associates, is or are the Beneficial Owner of 50.1% or more of the shares of Common Stock then outstanding, but does not include any Exempt Person; provided, however, that a person will not be or become an Acquiring Person if that Person, together with its Affiliates and Associates, becomes the Beneficial Owner of 50.1% or more of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding which results from the Company's repurchase of Common Stock, unless and until such time as that Person or any Affiliate or Associate of that Person purchases or otherwise becomes the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock becomes an Affiliate or Associate of that Person, unless, in either such case, that Person, together with all its Affiliates and Associates, is not then the Beneficial Owner of 50.1% or more of the shares of Common Stock then outstanding.


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            "Active Status" means the Employee's Employment status from the
      Effective Date to and including the first to occur of (i) the Part-time Employment Effective Date or (ii) the Termination Date.

            "Affiliate" has the meaning Exchange Act Rule 12b-2 specifies.

            "Annual Cash Compensation" of the Employee for any Compensation Year means the salary the Employee earns during that Compensation Year pursuant to this Agreement, including all amounts of salary the Employee earns during that Compensation Year and elects to (i) defer, whether pursuant to a Compensation Plan intended to qualify as a plan under Code Section 401(k) or otherwise, and (ii) forego pursuant to a Compensation Plan under which the Employee may receive Common Stock or any other form of noncash compensation in lieu of that salary. For purposes of this definition, any form of noncash compensation will be valued at its fair market value at the time that compensation is awarded, earned or paid, as the case may be.

            "Associate" means, with reference to any Person, (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which that Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of its equity securities,
      (ii) any trust or other estate in which that Person has a substantial beneficial interest or for or of which that Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of that Person, or any relative of that spouse, who has the same home as that Person.

            "Average Annual Cash Compensation" of the Employee means, as of the Part-time Employment Effective Date, the average of (i) the Annual Cash Compensation the Employee has earned in each of the two Compensation Years next preceding that date or, if less than two Compensation Years have occurred prior to that date and since the Effective Date, (ii) the Annual Cash Compensation in each whole Compensation Year, if any, and, restated on an annualized basis, the Annual Cash Compensation in each partial Compensation Year (up to a maximum of two partial Compensation Years) next preceding the Part-time Employment Effective Date.

            "Base Salary" means: (i) prior to the Part-time Employment Effective Date, the guaranteed minimum annual salary payable by the Company to the Employee pursuant to Section 4(a); and (ii) on and after the Part-time Employment Effective Date, the guaranteed minimum annual salary payable by the Company to the Employee pursuant to Section 5(e).

            A specified Person is deemed the "Beneficial Owner" of, and is deemed to "beneficially own," any securities:


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                  (i) of which that Person or any of its Affiliates or
            Associates, directly or indirectly, is the "beneficial owner" (as determined pursuant to Exchange Act Rule 13d-3) or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person will not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote that security if that agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public (that is, not including a solicitation exempted by Exchange Act Rule 14a-2(b)(2)) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act; and (B) is not then reportable by that Person on Exchange Act Schedule 13D (or any comparable or successor report);

                  (ii) which that Person or any of its Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether that right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or on the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person will not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by that Person or any of its Affiliates or Associates until those tendered securities are accepted for purchase or exchange; or

                  (iii) which are beneficially owned, directly or indirectly, by
            (A) any other Person (or any Affiliate or Associate thereof) with which the specified Person or any of its Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (i) of this definition) or disposing of any voting securities of the Company or (B) any group (as Exchange Act Rule 13d-5(b) uses that term) of which that specified Person is a member;

      provided, however, that nothing in this definition will cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities that Person acquires through its participation in good faith in a firm commitment underwriting (including securities acquired pursuant to stabilizing transactions to facilitate a public offering in accordance with Exchange Act Regulation M or to cover overallotments created in connection with a public offering) until the expiration of 40 days after the date of that acquisition. For purposes of this definition, "voting" a security includes voting, granting a proxy, acting by consent, making a request or demand relating to corporate action


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      (including calling a stockholder meeting) or otherwise giving an authorization (within the meaning of Exchange Act Section 14(a)) in respect of that security.

            "Board" means the entire Board of Directors of the Company.

            "Business Reason" for the Company's termination of the Employee's Employment means any lawful reason other than Cause.

            "Cause" for the Company's termination of the Employee's Employment means: (i) the Employee's conviction of a felony crime (or the Employee's entering of a plea of NOLO CONTENDERE to any charge against him of a felony crime) of any kind; or (ii) the Employee's continuing failure to substantially perform his duties and responsibilities hereunder (except by reason of the Employee's incapacity attributable to physical or mental illness or injury) for a period of 20 days after the Required Board Majority has delivered to the Employee a written demand for substantial performance hereunder which specifically identifies the bases for the Required Board Majority's determination that the Employee has not substantially performed his duties and responsibilities hereunder (that period being the "Grace Period"); provided, that for purposes of this clause (ii), the Company will not have Cause to terminate the Employee's Employment unless (A) at a meeting of the Board called and held following the Grace Period in the city in which the Company's principal executive offices are located of which the Employee was given not less than 10 days' prior written notice and at which the Employee was afforded the opportunity to be represented by counsel, appear and be heard, the Required Board Majority adopts a written resolution which (1) sets forth the Required Board Majority's determination that the failure of the Employee to substantially perform his duties and responsibilities hereunder has (except by reason of his incapacity attributable to physical or mental illness or injury) continued past the Grace Period and (2) specifically identifies the bases for that determination and (B) the Company, at the written direction of the Required Board Majority, delivers to the Employee a Notice of Termination for Cause to which a copy of that resolution, certified as being true and correct by the secretary or any assistant secretary of the Company, is attached. Cause of the type referred to in clause (i) of the preceding sentence is a "Type I Cause," while Cause of the type referred to in clause (ii) of the preceding sentence is a "Type II Cause."

            "Change of Control" means the occurrence of any of the following events that occurs after the IPO Closing Date: (i) any Person becomes an Acquiring Person; (ii) at any time the then Continuing Directors cease to constitute a majority of the members of the Board; (iii) a merger of the Company with or into, or a sale by the Company of its properties and assets substantially as an entirety to, another Person occurs and, immediately after that occurrence, any Person (other than an Exempt Person), together with all its Affiliates and Associates, is the Beneficial Owner of 50.1% or more of the total voting power of the then outstanding Voting Shares of the Person surviving that transaction (in the case or a merger or consolidation) or the Person acquiring those properties and assets substantially as an entirety.


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            "Change of Control Payment" means at any time as of which the
      Employee terminates his Employment by reason of a Change of Control, an amount equal to the product of (i) one-twelfth of the Base Salary that would be paid for the Compensation Year in which the Employee elects to terminate his Employment pursuant to the provisions of Section 5(b)(i)(B) multiplied by (ii) the greater of (A) the number of whole and partial calendar months in the period beginning on the date the Employee so terminates his Employment and ending on the last day of the Initial Term and (B) 24.

            "Code" means the Internal Revenue Code of 1986.

            "Common Stock" means the common stock of the Company.

            "Company" means (i) U.S. Concrete, Inc., a Delaware corporation, and, unless the context otherwise requires, (ii) any Person that assumes the obligations of "the Company" hereunder, by operation of law, pursuant to Section 9(c)(iii) or otherwise.

            "Compensation Plan" means any compensation arrangement, plan, policy, practice or program the Company or any subsidiary of the Company establishes, maintains or sponsors, or to which the Company or any subsidiary of the Company contributes, on behalf of two or more Executive Officers (including, for this purpose, any member of the family of any Executive Officer), (i) including (A) any "employee pension benefit plan" (as defined in ERISA Section 3(2)) or other "employee benefit plan" (as defined in ERISA Section 3(3)), (B) any other retirement or savings plan, including any supplemental benefit arrangement relating to any plan intended to be qualified under Code Section 401(a) or whose benefits the Code or ERISA limits, (C) any "employee welfare plan" (as defined in ERISA
      Section 3(1)), (D) any arrangement, plan, policy, practice or program providing for severance pay, deferred compensation or insurance benefit and (E) any Incentive Plan, but (ii) excluding any compensation arrangement, plan, policy, practice or program to the extent it provides for annual base salary.

            "Compensation Committee" means the committee of the Board to which the Board has delegated duties respecting the compensation of Executive Officers and the administration of Incentive Plans, if any, intended to qualify for the Rule 16b-3 exemption under the Exchange Act.

            "Compensation Year" means a calendar year.

            "Confidential Information" means, with respect to the Company or any subsidiary of the Company, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, customer lists, records of customer service requirements, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, present and future business


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      plans, confidential filings with any governmental authority and all other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

            "Continuing Director" means at any time any individual who then (i) is a member of the Board and was a member of the Board as of the IPO Closing Date or whose nomination for his first election, or that first election, to the Board following that date was recommended or approved by a majority of the then Continuing Directors (acting separately or as a part of any action taken by the Board of any committee thereof) and (ii) is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a nominee or representative of an Acquiring Person or of any such Affiliate or Associate.

            "CPI" means for any period the Consumer Price Index for All Urban Consumers, All Items, 1982-84 = 100, U.S. City Average, as published by the United States Department of Labor, Bureau of Labor Statistics (or its successor) for that period.

            "Disability" of the Employee means the Employee has been determined (which determination will be final and binding on all Persons, absent manifest error), as a result of a physical or mental illness or personal injury he has incurred (including illness or injury resulting from any substance abuse), by a Qualified Physician (who may be the doctor treating or otherwise acting as the Employee's doctor in connection with the illness or injury in question) selected by the Employee, or by the Company at its expense, to be unable to perform, at the time of that determination and, in all reasonable medical likelihood, indefinitely thereafter, the normal duties then most recently assigned, under and in accordance with the terms hereof, to the Employee while on Active Status; provided that the determination whether the Employee has incurred a Disability will be made by a majority of three Qualified Physicians, (i) one of whom the Employee selects, (ii) one of whom the Company selects and (iii) the remaining one of whom the Qualified Physicians the Employee and the Company have selected pursuant to clauses (i) and (ii) of this proviso select and the fees and expenses of whom the Employee and the Company will share and pay in equal amounts, if: (A) the Employee has selected a Qualified Physician and the Company has selected another Qualified Physician, in each case to determine whether the Employee has incurred a Disability, and (B) those Qualified Physicians disagree as to whether the Employee has incurred a Disability. For purposes of this definition, if the Employee is unable by reason of illness or injury to give an informed consent to the performance of the treatment of that illness or injury, a Qualified Physician selected by any Person who is authorized by applicable law to give that consent will be deemed to have been selected by the Employee. Notwithstanding the foregoing, if the Company maintains a disability insurance policy that provides coverage for its Executive Officers generally, the term "Disability," as used in this Agreement, shall mean the events and/or circumstances under which the Employee will be entitled to receive disability benefits under that insurance policy.

            "Effective Date" has the meaning Section 9(l) specifies.


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            "Employment" means the salaried employment of the Employee by the
      Company or a subsidiary of the Company hereunder.

            "ERISA" means the Employee Retirement Income Security Act of 1974.

            "Exchange Act" means the Securities Exchange Act of 1934.

            "Executive Officer" means any of the chairman of the board, the chief executive officer, the chief operating officer, the chief financial officer, the president or any executive, regional or other group or senior vice president of the Company.

            "Exempt Person" means: (i) (A) the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company and (B) any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any subsidiary of the Company; (ii) the Employee, any Affiliate or Associate of the Employee or any group (as Exchange Act Rule 13d-5(b) uses that term) of which the Employee or any Affiliate or Associate of the Employee is a member; (iii) Main Street Merchant Partners II, L.P. or any of its controlling Affiliates; or (iv) any Person or group (as Exchange Act Rule 13d-5(b) uses that term) a majority of the Continuing Directors by resolution deems not to be an "Acquiring Person."

            "Good Reason" for the Employee's termination of his Employment means: (i) any violation hereof in any material respect by the Company;
      (ii) either (A) a failure of the Company to continue in effect any Compensation Plan in which the Employee was participating or (B) the taking of any action by the Company which would adversely affect the Employee's participation in or materially reduce the Employee's benefits under any such Compensation Plan, unless (1) in the case of either subclause (A) or (B) of this clause, there is substituted a comparable Compensation Plan that is at least economically equivalent, in terms of the benefit offered to the Employee, to the Compensation Plan being ended or in which the Employee's participation is being adversely affected or the Employee's benefits are being materially reduced or (2) in the case of that subclause (A), the failure, or in the case of that subclause (B), the taking of action, adversely affects Executive Officers generally; (iii) the assignment to the Employee without the Employee's written consent of duties inconsistent in any material respect with the Employee's then current positions, authority, duties or responsibilities or any other action by the Company which results in a material diminution in those positions, authority, duties or responsibilities or (iv) the failure of the Board of Directors of the Company to nominate Employee for re-election as a director of the Company at the 2000 annual meeting of stockholders.

            "Incentive Plan" means any compensation arrangement, plan, policy, practice or program the Company or any subsidiary of the Company establishes, maintains or sponsors, or to which the Company or any subsidiary of the Company contributes, on behalf of at least


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      two Executive Officers and which provides for incentive, bonus or other performance-based awards of cash, securities or the phantom equivalent of securities, including any stock option, stock appreciation right and restricted stock plan, but excluding any plan intended to qualify as a plan under any one or more of Code Sections 401(a), 401(k) or 423.

            "Initial Term" has the meaning Section 3 specifies.

            "IPO" means the first time a registration statement the Company has filed under the Securities Act of 1933 and respecting an underwritten primary offering by the Company of shares of Common Stock becomes effective under that act and the Company issues and sells any of the shares registered by that registration statement.

            "IPO Closing Date" means the date on which the Company first receives payment for the shares of Common Stock it sells in the IPO.

            "Nonterminating Party" means the Employee or the Company, as the case may be, to which the Terminating Party delivers a Notice of Termination.

            "Notice of Termination" to or from the Employee means a written notice that: (i) states that it is a "Notice of Termination" hereunder,
      (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances the Terminating Party claims to provide a basis for termination of the Employee's Employment, and if the Termination Date is other than the date of receipt of the notice, (iii) sets forth that Termination Date.

            "Outside Director" means at any time a member of the Board at that time who is not then an employee of the Company or any subsidiary of the Company.

            "Part-time Employment Effective Date" means, (i) if the Company elects pursuant to any applicable provision hereof to terminate the Employee's Employment other than for Cause or (ii) if the Employee elects pursuant to the applicable provision hereof to terminate his Employment for Good Reason or by reason of his Disability, the date the Nonterminating Party receives the Terminating Party's Notice of Termination.

            "Part-time Employment Period" means the period of time which begins on the Part- time Employment Effective Date and ends on the first to occur of (i) the third anniversary of the Effective Date or, if later, the first anniversary of the Part-time Employment Effective Date, (ii) the termination by the Company of the Employee's Employment for Type I Cause or (iii) the death of the Employee.

            "Person" means any natural person, sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company, joint venture, estate, trust, union or employee organization or governmental authority.


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            "Qualified Physician" means, in the case of any determination whether the Employee has sustained a Disability, a physician (i) holding an M.D. degree from a medical school located in the United States, (ii) specializing and board-certified in the treatment of the injury or illness that has or may have caused that Disability and (iii) having admission privileges to one or more hospitals located in the state in which the Company then has its principal executive offices or in the state in which the Employee then is domiciled.

            "Required Board Majority" means at any time a majority of the members of the Board at that time.

            "Retirement" means termination of the Employee's Employment by reason of the Employee's giving a Notice of Termination on or following the date he has attained age 65, other than a Notice of Termination by reason of a Change of Control pursuant to the provisions of Section 5(b)(i)(B).

            "Terminating Party" means the Employee or the Company, as the case may be, who or which terminates the Employee's Employment by means of a Notice of Termination.

            "Termination Date" means: (i) if the Employee's Employment terminates by reason of the Employee's death, the date of that death; (ii) if the Employee's Employment terminates by reason of the Employee's giving a Notice of Termination following a Change of Control, the first date on which the Company pays to the Employee in full the amounts owed to the Employee pursuant to Section 5(b)(iii); (iii) if the Employee's Employment terminates by reason of the Employee's giving a Notice of Termination Without Good Reason or by reason of Retirement, the elapse of the 30th day after the Company receives that notice; (iv) if the Company terminates the Employee's Employment (A) at any time for Type I Cause or (B) at any time prior to the Part-time Employment Effective Date for Type II Cause, the date the Employee receives the Company's Notice of Termination for Cause; and (v) if the Employee's Employment terminates for any other reason, at the expiration of the Part-time Employment Period.

            "Type I Cause" means Cause of the type to which clause (i) of the first sentence of the definition of Cause herein refers.

            "Type II Cause" means Cause of the type to which clause (ii) of the first sentence of the definition of Cause herein refers.

            "Voting Shares" means: (i) in the case of any corporation, stock of that corporation of the class or classes having general voting power under ordinary circumstances to elect a majority of that corporation's board of directors; and (ii) in the case of any other entity, equity interests of the class or classes having general voting power under ordinary circumstances equivalent to the Voting Shares of a corporation.


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            "Without Good Reason" for the Employee's termination of his
      Employment means that, at the time the Company receives the Employee's Notice of Termination, the Employee was not entitled to terminate his Employment (i) for a Good Reason, (ii) following a Change of Control or
      (iii) by reason of his Disability or Retirement.

            (b) OTHER DEFINITIONAL PROVISIONS. (i) Except as this Agreement otherwise may specify, all references herein to any statute, including the Code, ERISA and the Exchange Act, are references to that statute or any successor statute, as the same may have been or be amended or supplemented from time to time, and any rules or regulations promulgated thereunder, and all references herein to any rule or regulation are references to that rule or regulation, or any successor rule or regulation, as the same may be amended or supplemented from time to time.

            (ii) This Agreement uses the words "herein," "hereof" and "hereunder" and words of similar import to refer to this Agreement as a whole and not to any provision of this Agreement, and the word "Section" refers to a Section of this Agreement unless otherwise specified.

            (iii) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

            (iv) The word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding that word, and the words "shall" and "will" are used interchangeably and have the same meaning.

            Section 2. EMPLOYMENT. (a) On the terms and subject to the conditions hereinafter set forth, and beginning as of the Effective Date and continuing until the first to occur of the Part-time Employment Effective Date or the Termination Date, (i) the Company will employ the Employee as its Chief Executive Officer and President, (ii) the Employee will serve in the Company's employ in that position and (iii) the Employee will perform such duties, and have such powers, authority, functions, duties and responsibilities for the Company and entities affiliated with the Company as are commensurate and consistent with his employment in the position or positions to which clause (i) of this sentence refers. The Employee also will have such additional powers, authority, functions, duties and responsibilities as the Board may assign to him from time to time; provided that, without the Employee's written consent, those additional powers, authority, functions, duties and responsibilities must not be inconsistent or interfere with, or detract from, those herein vested in, or otherwise then being performed for the Company by, the Employee.

            (b) The Employee will not, at any time during his Employment, engage in any other activities unless those activities do not interfere materially with the Employee's duties and responsibilities to the Company at that time, except that the Employee will be entitled, subject to the provisions of Section 7, (i) to continue with such activities as the Employee has carried on prior to the Effective Date, including making and managing his personal investments and participating in other business or civic activities and (ii) to serve on corporate or other business, civic or charitable boards or committees and trade association or similar boards or committees.


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            Section 3. TERM OF EMPLOYMENT. Subject to the provisions of Section
5, the term of the Employee's Employment will be for an initial term of three years (the "Initial Term"), provided that, beginning on the second anniversary of the Effective Date, the term of the Employee's Employment will be for a continually renewing term of one year commencing on that anniversary date and renewing each day thereafter for an additional day without any further action by either the Company or the Employee until an event has occurred as described in, or one of the parties has made an appropriate election pursuant to, Section 5. After the Termination Date has occurred and the Company has paid to the Employee all the applicable amounts Section 5 provides the Company will pay as a result of the termination of the Employee's Employment, including all amounts accruing during the Part-time Employment Period, if any, this Agreement will terminate and have no further force or effect, except that Sections 8, 9 and 10 will survive that termination indefinitely and Section 7 will survive for the period of time it specifies.

            Section 4. COMPENSATION. (a) BASE SALARY. A Base Salary will be payable to the Employee by the Company as a guaranteed minimum annual amount hereunder for each Compensation Year during the period from the Effective Date to the first to occur of the Part-time Employment Effective Date or the Termination Date . The Company will pay that Base Salary in the intervals consistent with its normal payroll schedules, and that Base Salary will be payable initially at the annual rate of $150,000 and will be increased (but not decreased or adjusted other than as Section 5 provides) as follows:

            (i) on the first and each subsequent anniversary of the Effective Date, by the amount equal to the product of (A) the annual rate of that Base Salary as in effect immediately prior to that anniversary multiplied by (B) the percentage increase (if any) in the CPI for the 12-month period immediately preceding that anniversary; and

            (ii) on the first and each subsequent anniversary of the Effective Date or at any other time, by such additional amount (if any) the Compensation Committee in its sole discretion may determine or approve, as evidenced by the written minutes or records of the Compensation Committee and its written notices of those determinations or approvals to the Employee.

Effective as of the Part-time Employment Effective Date, the Base Salary theretofore in effect will be adjusted as Section 5(e) provides.

            (b) OTHER COMPENSATION. The Employee will be entitled to participate in all Compensation Plans from time to time in effect while he remains on Active Status, regardless of whether the Employee is an Executive Officer. All awards to the Employee under all Incentive Plans will take into account the Employee's positions with and duties and responsibilities to the Company and its subsidiaries.

            Section 5. TERMINATION OF EMPLOYMENT AND ITS CONSEQUENCES. (A) TERMINATION BY THE COMPANY. (i) The Company will be entitled, if acting at the direction of the Required Board

Majority, to terminate the Employee's Employment (A) at any time for Type I Cause or (B) at any time prior to the Part-time Employment Effective Date for
(1) Type II Cause or (2) any Business Reason. The Company's termination of the Employee's Employment for Cause will be effective on the date the Company delivers a Notice of Termination for Cause to the Employee pursuant to this
Section 5(a)(i) (together, in the case of a termination for Type II Cause, with the certified resolution to which clause (ii) of the definition herein of Cause refers), while the Company's termination of the Employee's Employment for a Business Reason will be effective on the later of (A) the third anniversary of the Effective Date and (B) first anniversary of the date the Company delivers a Notice of Termination for a Business Reason to the Employee pursuant to this
Section 5(a)(i).

            (ii) If the Company terminates the Employee's Employment for Cause, the Company promptly thereafter, and in any event within five business days thereafter, will pay the Employee his Base Salary to and including the Termination Date and the amount of all compensation the Employee has previously deferred (together with any accrued interest or earnings thereon), in each case to the extent not theretofore paid, and, when that payment is made, the Company will, notwithstanding Section 3, have no further or other obligations hereunder to the Employee.

            (iii) If the Company terminates the Employee's Employment for a Business Reason, the respective rights and obligations of the Company and the Employee during the Part-time Employment Period will be as Section 5(e) sets forth.

            (b) TERMINATION BY THE EMPLOYEE. (i) The Employee will be entitled to terminate his Employment (A) for a Good Reason at any time within 180 days after the facts or circumstances constituting that Good Reason first exist and are known to the Employee, (B) by reason of a Change of Control at any time within 365 days after that Change of Control occurs (provided, however, that the Employee will not be entitled to terminate his Employment by reason of that Change of Control if it occurs (1) after the Company's receipt of the Employee's Notice of Termination Without Good Reason, (2) after (a) the receipt by the Nonterminating Party of the Terminating Party's Notice of Termination pursuant to Section 5(c) or (b) the Employee's receipt of the Company's Notice of Termination for a Business Reason (other than in connection with that Change of Control) or (3) more than 90 days after the Company's receipt of the Employee's Notice of Termination for Good Reason), (C) Without Good Reason at any time or
(D) by reason of his Retirement. The Employee's termination of his Employment for Good Reason will be effective on the later of (A) the third anniversary of the Effective Date and (B) the first anniversary of the date the Employee delivers a Notice of Termination for Good Reason to the Company. The Employee's termination of his Employment by reason of a Change of Control will be effective on the first date on which the Change of Control Payment shall have been paid in full to the Employee. The Employee's termination of his Employment Without Good Reason or by reason of his Retirement will be effective on the 30th day following the Employee's delivery of a Notice of Termination Without Good Reason or by reason of his Retirement.

            (ii) If the Employee terminates his Employment for Good Reason, the respective rights and obligations of the Company and the Employee during the Part-time Employment Period will be as Section 5(e) sets forth.

            (iii) If the Employee terminates his Employment by reason of a Change of Control, the Company will pay to the Employee in a cash lump sum within 10 business days after the date the Company receives the Employee's Notice of Termination by reason of that Change of Control the amount equal to the sum of (A) the portion of the Base Salary to and including the Termination Date which has not yet been paid, (B) all compensation the Employee has previously deferred (together with any accrued interest and earnings thereon) which has not yet been paid, (C) any accrued but unpaid vacation pay and (D) the Change of Control Payment.

            (iv) If the Employee terminates his Employment Without Good Reason or by reason of his Retirement, the Company will pay to the Employee, in a cash lump sum within 10 business days after the Termination Date, the amount equal to the sum of (A) the portion of the Base Salary to and including the Termination Date which has not yet been paid, (B) all compensation the Employee has previously deferred (together with any accrued interest and earnings thereon) which has not yet been paid and (C) any accrued but unpaid vacation pay.

            (c) TERMINATION BY REASON OF DISABILITY. If the Employee incurs any Disability while on Active Status, either the Employee or the Company may terminate the Employee's Employment effective on the first anniversary of the date the Nonterminating Party receives a Notice of Termination from the Terminating Party pursuant to this Section 5(c). If the Employee's Employment terminates by reason of the Employee's Disability, the respective rights and obligations of the Company and the Employee during the Part-time Employment Period will be as Section 5(e) sets forth.

            (d) TERMINATION OF EMPLOYMENT BY DEATH. The Employee's Employment will terminate automatically at the time of his death. If the Employee's Employment terminates by reason of the Employee's death, the Company will pay to the Person the Employee has designated in a written notice delivered to the Company as his beneficiary entitled to that payment, if any, or to the Employee's estate, as applicable, in a cash lump sum within 30 days after the Termination Date, the amount equal to the sum of (i) the portion of the Base Salary through the end of the month in which the Termination Date occurs which has not yet been paid, (ii) all compensation the Employee has previously deferred (together with any accrued interest or earnings thereon) which has not yet been paid, (iii) any accrued but unpaid vacation pay (if the Employee dies while on Active Status) and (iv) (A) if the Employee dies while on Active Status or during the Part-time Employment Period (other than during the last 12 months of the Part-time Employment Period), an amount equal to the Base Salary being paid for the Compensation Year in which he dies or (B) if the Employee dies during the last 12 months of the Part-time Employment Period, the product of (1) one-twelfth of the Base Salary being paid for the Compensation Year in which the Employee dies multiplied by (2) the number of whole and partial calendar months in the period beginning with the first calendar month after the calendar month in which he dies and ending with the last calendar month in which the Termination Date would have occurred if the Employee's Employment were to have continued to the end of the Part-time Employment Period. For purposes of this Section 5(d), if the anniversary of the Effective Date in the Compensation Year in which the Employee dies has not occurred on or before the Termination Date, the Base Salary for that Compensation Year will be calculated on the assumption that no increase in the amount thereof would be made effective as of that anniversary pursuant to Section 4(a) or 5(e)(i), as applicable.

            (e) EMPLOYEE'S RIGHTS DURING THE PART-TIME EMPLOYMENT PERIOD. (i) The Company will pay the Employee a Base Salary, in the intervals consistent with its normal payroll schedules, during the Part-time Employment Period in the amounts determined from time to time as follows: Effective as of the Part-time Employment Effective Date, the Base Salary payable by the Company to the Employee for the Part-time Employment Period will be as follows:

            (A) (1) if the Part-time Employment Effective Date occurs as a result of the receipt by the Nonterminating Party of a Notice of Termination for a Business Reason or a Notice of Termination for Good Reason, the amount equal to the Average Annual Cash Compensation of the Employee determined as of the Part-time Employment Effective Date; and (2) if the Part-time Employment Effective Date occurs as a result of the receipt by the Nonterminating Party of a Notice of Termination for Disability, the amount equal to the amount by which (a) the Average Annual Cash Compensation of the Employee determined as of the Part-time Employment Effective Date exceeds (b) the aggregate amount of periodic payments the Employee receives during the 12 months beginning on that date under Compensation Plans then in effect and providing for those payments to the Employee solely as a result or on account of disability; and

            (B) on each anniversary of the Effective Date which occurs during the Part-time Employment Period, if any, the Base Salary payable pursuant to this Section 5(e) will be increased by the amount equal to the product of (1) the annual rate of that Base Salary as in effect immediately prior to that anniversary multiplied by (2) the percentage increase (if any) in the CPI for the 12-month period immediately preceding that anniversary.

            (ii) The Employee will continue to participate in all Compensation Plans from time to time in effect during the Part-time Employment Period, provided, however, that: (A) the Employee will not be entitled to receive any new award or grant under any Incentive Plan, and any such new award or grant will be at the sole discretion of the Compensation Committee or the Board, as applicable, with respect to that Incentive Plan; and (B) if (1) the terms of any such plan preclude the Employee's continued participation therein or (2) his continued participation in any such plan would or reasonably could be expected to disqualify that plan under the Code, the Employee will not be entitled to participate in that plan, but the Company instead will provide the Employee with the after-tax equivalent of the benefits that would have been provided to the Employee were he a participant in that plan. For purposes of determining eligibility (including years of service) for retirement benefits payable under any Compensation Plan, the Employee will be deemed to have retired at the Termination Date.

            (iii) Subject to the provisions of Section 7, the Employee will not be (A) prevented from accepting other employment or engaging in (and devoting substantially all his time to) other business activities or (B) required to perform any regular duties for the Company (except to provide such services consistent with the Employee's educational background, experience and prior positions with the Company as may be acceptable to the Employee) or to seek or accept additional employment with any other Person. If the Employee, at his discretion, accepts any such additional employment or engages in any such other business activity, there will be no offset, reduction or effect on any rights, benefits or payments to which the Employee is entitled pursuant to this Agreement. Furthermore, the Employee will have no obligation to account for, remit, rebate or pay over to the Company any compensation or other amounts he earns or derives in connection with such additional employment or business activity. The Employee will, however, make himself generally available for special projects or to consult with the Company and its employees at such times and at such places as the Company may reasonably request on terms that are reasonably satisfactory to the Employee and consistent with the Employee's regular duties and responsibilities in the course of his then new occupation or other employment, if any.

            (f) RETURN OF PROPERTY. On termination of the Employee's Employment, however brought about, the Employee (or his representatives) will promptly deliver and return to the Company all the Company's property that is in the possession or under the control of the Employee (or those representatives).

            (g) STOCK OPTIONS. Notwithstanding any other provision of this Agreement to the contrary: (i) except in the case of a termination of the Employee's Employment by the Company for Cause or by the Employee Without Good Reason at any time while on Active Status, all stock options previously granted to the Employee under Incentive Plans that have not been exercised and are outstanding as of the time immediately prior to the Termination Date will, notwithstanding any contrary provision of any applicable Incentive Plan, remain outstanding (and continue to become exercisable pursuant to their respective terms) until exercised or the expiration of their term, whichever is earlier;
(ii) in the case of a termination of the Employee's Employment by the Employee Without Good Reason at any time while on Active Status, all stock options previously granted to the Employee under Incentive Plans that have not been exercised and are outstanding and exercisable as of the time immediately prior to the Termination Date will, notwithstanding any contrary provision of any applicable Incentive Plan, remain outstanding and continue to be exercisable until exercised or the date that is 90 days after the Termination Date, whichever is earlier, whereupon, those options will expire; and (iii) in the case of a termination of the Employee's Employment by the Company for Cause at any time while the Employee is on Active Status, all stock options previously granted to the Employee under Incentive Plans will expire on the Termination Date. No stock option previously granted to the Employee under any Incentive Plan will, notwithstanding any contrary provision of that Incentive Plan, expire or fail to become exercisable or, if exercisable, cease to be exercisable by reason of either (i) the occurrence of the Employee's Part-time Employment Effective Date or (ii) the Employee's service during the Part-time Employment Period being less than full-time.

            (h) NO CONSTRUCTIVE TERMINATION. Except in the case of a termination of the Employee's Employment which results from the Employee's death, no termination of the Employee's Employment will be effective for any purpose hereunder unless the Terminating Party delivers a Notice of Termination to the Nonterminating Party. An offer by the Employee to resign from an office or the Board or otherwise to step aside will not, whether in writing or oral, constitute a Notice of Termination by the Employee.

            Section 6. OTHER EMPLOYEE RIGHTS (a) PAID VACATION AND Holidays. The Employee will be entitled to not less than four weeks of annual vacation and all legal holidays during which times his applicable compensation will be paid in full.

            (b) BUSINESS EXPENSES. The Employee is authorized to incur, and will be entitled to receive prompt reimbursement for, all reasonable expenses the Employee incurs in performing his duties and carrying out his responsibilities hereunder, including (i) business meals and entertainment and travel expenses and (ii) mileage reimbursements in accordance with the Company's automobile expense reimbursement policy as in effect at the time those expenses are incurred, provided that the Employee complies with the applicable policies, practices and procedures of the Company relating to the submission of expense reports, receipts or similar documentation of those expenses. The Company will either pay directly or promptly reimburse the Employee for those expenses not more than 30 days after the submission to the Company by the Employee from time to time of an itemized accounting of those expenses for which direct payment or reimbursement is sought. Unpaid reimbursements after that 30-day period will accrue interest in accordance with Section 9(i).

            (c) NO FORCED RELOCATION; PRINCIPAL PLACE OF RESIDENCE. The Employee will not be required to move his principal place of residence from the metropolitan Houston area or to perform regular duties that could reasonably be expected to require either such move against his wish or his spending amounts of time each week outside the metropolitan Houston area which are unreasonable in relation to the duties and responsibilities of the Employee hereunder, and the Company agrees that, if it requests the Employee to make such a move and the Employee declines that request, that declination will not constitute any basis for a determination that Type II Cause exists. So long as the Employee is able to (i) be present in the Company's corporate headquarters during normal business hours on normal business days and (ii) perform his duties to the Company as
Section 2 provides or contemplates, no provision of this Agreement shall be deemed to require the Employee to maintain his principal residence within the State of Texas.

            Section 7. COVENANT NOT TO COMPETE; NON-SOLICITATION. (a) The Employee recognizes that in each of the highly competitive businesses in which the Company will be engaged following the Effective Date, personal contact is of primary importance in securing new customers and in retaining the accounts and goodwill of present customers and protecting the business of the Company. The Employee, therefore, agrees that during the term of his Employment and for a period of three years after the Termination Date, he will not, within 75 miles of each geographic location in which he has devoted substantial attention at such location to the material business interests of the Company (the "Relevant Geographic Areas"): (i) accept employment or render service to any Person that is engaged in a business directly competitive with the business then engaged in by the Company or (ii) enter into or take part in or lend his name, counsel or assistance to any business, either as proprietor, principal, investor, partner, director, officer, employee, consultant, advisor, agent, independent contractor, or in any other capacity whatsoever, for any purpose that would be competitive with the business of the Company (all of the foregoing activities are collectively referred to as the "Prohibited Activity"); provided, however, that, if the Company terminates the Employee for a Business Reason, the restrictions this Section 7(a) sets forth will apply only during the term of the Employee's Employment and for a period of one year after the Termination Date and for such additional period, if any, as the Company may elect (by written notice to the Employee given prior to the first anniversary of the Termination Date) to continue to make payments of Base Salary (in accordance with the provisions of Section 5(e), as if the Part-time Employment Period extended through such additional period), provided that such additional period may not extend beyond the third anniversary of the Termination Date. Notwithstanding the foregoing, the Employee may own and hold as a passive investment up to 5% of the outstanding shares of any class of capital stock (or other equity interest) in a competing corporation, limited liability company, limited partnership or other entity if that class of capital stock (or other equity interest) is listed on a national stock exchange or included in the Nasdaq National Market.

            (b) The Employee agrees that he will not, during the period beginning on the date hereof and ending on the third anniversary of the Termination Date, directly or indirectly, for any reason, for his own account or on behalf of or together with any other person, entity or organization:

            (i) call on or otherwise solicit any natural person who is at that time employed by the Company or any subsidiary of the Company in any capacity with the purpose or intent of attracting that person from the employ of the Company or any of its subsidiaries;

            (ii) call on, solicit or perform services for, either directly or indirectly, any person, entity or organization that at that time is, or at any time within two years prior to that time was, a customer of the Company or any of its subsidiaries, (A) for the purpose of soliciting business or selling any product or service in competition with the Company or any of its subsidiaries and (B) with the knowledge of that customer relationship; or

            (iii) call on or otherwise solicit any USC Acquisition Candidate or the owners of any USC Acquisition Candidate for the purpose of acquiring that USC Acquisition Candidate or arranging the acquisition of that USC Acquisition Candidate by any person, entity or organization other than the Company or any of its subsidiaries (for these purposes, "USC Acquisition Candidate" means any prospective acquisition candidate engaged in the ready-mixed concrete industry (A) which the Company has called on in connection with the possible acquisition of that candidate or (B) of which the Company has made an acquisition analysis).

            (c) In addition to all other remedies at law or in equity which the Company may have for breach of a provision of this Section 7 by the Employee, it is agreed that in the event of any breach or attempted or threatened breach of any such provision, the Company will be entitled, on application to any court of proper jurisdiction, to a temporary restraining order or preliminary injunction (without the necessity of (i) proving irreparable harm, (ii) establishing that monetary damages are inadequate or (iii) posting any bond with respect thereto) against the Employee prohibiting such breach or attempted or threatened breach by proving only the existence of such breach or attempted or threatened breach. If the provisions of this Section 7 should ever be deemed to exceed the time, geographic or occupational limitations applicable law permits, the Employee and the Company agree that those provisions will be and are hereby reformed to the maximum time, geographic or occupational limitations applicable law permits.

            (d) The covenants of the Employee in this Section 7 are independent of and severable from every other provision of this Agreement; and the breach of any other provision of this Agreement by the Company or the breach by the Company of any other agreement between the Company and the Employee will not affect the validity of the provisions of this Section 7 or constitute a defense of the Employee in any suit or action brought by the Company to enforce any of the provisions of this Section 7 or seek any relief for the breach thereof by Employee.

            (e) The Employee acknowledges, agrees and stipulates that: (i) the terms and provisions of this Agreement are reasonable and constitute an otherwise enforceable agreement to or of which the terms and provisions of this
Section 7 are ancillary or a part; (ii) the consideration provided by the Company under this Agreement is not illusory; and (iii) the consideration given by the Company under this Agreement, including the provision by the Company of Confidential Information to the Employee as Section 8 contemplates, gives rise to the Company's interest in restraining and prohibiting the Employee from engaging in the Prohibited Activity within the Relevant Geographic Areas as this
Section 7 provides and the Employee's covenant not to engage in the Prohibited Activity within the Relevant Geographic Areas pursuant to this Section 7 is designed to enforce the Employee's consideration (or return promises) including the Employee's promise in Section 8 to not disclose Confidential Information.

            Section 8. CONFIDENTIAL INFORMATION. The Employee acknowledges that he has had and will continue to have access to various Confidential Information. The Employee agrees, therefore, that he will not at any time, either while employed by the Company or afterwards, make any independent use of, or disclose to any other person (except as authorized by the Company) any Confidential Information. Confidential Information will not include (a) information that becomes known to the public generally through no fault of the Employee, (b) information required to be disclosed by law or legal process or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (b), the Employee will give prior written notice thereof to the Company and provide the Company with the opportunity to contest that requirement, or (c) the Employee reasonably believes that disclosure is required in connection with the defense of a lawsuit against the Employee. In the event of a breach or threatened breach by the Employee of the provisions of this Section 8 with respect to any

Confidential Information, the Company will be entitled to a temporary restraining order and a preliminary and permanent injunction (without the necessity of posting any bond in connection therewith) restraining the Employee from disclosing, in whole or in part, that Confidential Information. Nothing herein will be construed as prohibiting the Company from pursuing any other available remedy for that breach or threatened breach, including the recovery of damages.

            Section 9. GENERAL PROVISIONS. (a) SEVERABILITY. If any one or more of the provisions of this Agreement shall, for any reason, be held or found by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, (i) that invalidity, illegality or unenforceability will not affect any other provisions of this Agreement and (ii) this Agreement will be construed as if that invalid, illegal or unenforceable provision had never been contained herein.

            (b) NONEXCLUSIVITY OF RIGHTS. Nothing herein will prevent or limit the Employee's continuing or future participation in any Compensation Plan or, subject to Section 9(k), limit or otherwise affect such rights as the Employee may have under any other contract or agreement with the Company. Vested benefits and other amounts to which the Employee is or becomes entitled to receive under any Compensation Plan on or after the Termination Date will be payable in accordance with that Compensation Plan, except as expressly modified hereby.

            (c) SUCCESSORS. (i) This Agreement is personal to the Employee and, without the prior written consent of the Company, is not assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement will inure to the benefit and be enforceable by the Employee's legal representatives (including any duly appointed guardian) acting in their capacities as such pursuant to applicable law.

            (ii) This Agreement will inure to the benefit of and be binding on the Company and its successors and assigns. If, at any time prior to the Termination Date, the Employee is not an Executive Officer, the Company will be entitled to assign all its obligations hereunder to a subsidiary of the Company and treat the Employee as an employee of that subsidiary for all purposes, but the Company will remain liable for the full, timely performance of all the obligations so assigned as if the assignment had not been made.

            (iii) The Company will require any successor (direct or indirect and whether by purchase, merger, consolidation, share exchange or otherwise) to the business, properties and assets of the Company substantially as an entirety expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would have been required to perform it had no such succession taken place.

            (d) AMENDMENTS; WAIVERS. This Agreement may not be amended or modified except (i) by a written agreement executed and delivered by the parties hereto or their respective successors or legal representatives acting in their capacities as such pursuant to applicable law or (ii) pursuant to the provisions of Section 7(b) or 9(a).

            (e) NOTICES. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom the notice or communication is sent or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day (in the location where the Company then has its principal executive offices) next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties at the address of that party set forth below (or at such other address as that party may designate by written notice to the other party in accordance herewith):

                  (A) if to the Employee, addressed as follows:

                      Eugene P. Martineau
                      75 Hollymead Dr.
                      The Woodlands, Texas  77381
                      Facsimile: _____________________

                  (B) if to the Company, addressed as follows:

                      U.S. Concrete, Inc.
                      1360 Post Oak Blvd., Suite 800
                      Houston, Texas  77065
                      Attn:  Corporate Secretary
                      Facsimile:  (713) 350-6001

            (f) NO WAIVER. The failure of the Company or the Employee to insist on strict compliance with any provision of, or to assert any right under, this Agreement (including the right of the Employee to terminate his Employment for Good Reason or by reason of a Change of Control) will not be deemed a waiver of that provision or of any other provision of or right under this Agreement.

            (G) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD CAUSE THE LAWS OF ANY OTHER JURISDICTION TO APPLY.

            (h) HEADINGS. The headings of Sections and subsections hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

            (i) INTEREST. If any amounts required to be paid or reimbursed to the Employee hereunder are not so paid or reimbursed at the times provided herein (including amounts required to be paid by the Company pursuant to Sections 6 and 10, those amounts will accrue interest compounded daily at the annual percentage rate equal to the interest rate shown as the Prime Rate in the Money Rates column in the then most recently published edition of THE WALL STREET JOURNAL, or, if that rate is not then so published on at least a weekly basis, the interest rate announced by The Chase Manhattan Bank (or its successor), from time to time, as its Base Rate (or prime lending rate), from the date those amounts were required to have been paid or reimbursed to the Employee until those amounts are finally and fully paid or reimbursed; provided, however, that in no event will the amount of interest contracted for, charged or received hereunder exceed the maximum non-usurious amount of interest allowed by applicable law.

            (j) TAX WITHHOLDING. Notwithstanding any other provision hereof, the Company may withhold from amounts payable hereunder all Federal, state, local and foreign taxes that applicable laws or regulations require it to withhold.

            (k) ENTIRE AGREEMENT. The Company and the Employee agree that this Agreement supersedes all prior written and oral agreements between them with respect to the employment of the Employee by the Company, but has no effect on any Compensation Plan in which the Employee was participating prior to the Effective Date.

            (l) EFFECTIVE DATE. This Agreement will become effective on the IPO Closing Date (the "Effective Date").

            Section 10. PAYMENT OF EXPENSES; RESOLUTION OF DISPUTES. (A) PAYMENT OF EXPENSES. If at any time during the term hereof or afterwards: (i) there should exist a dispute or conflict between the Employee and the Company or another Person as to the validity, interpretation or application of any term or condition hereof, or as to the Employee's entitlement to any benefit intended to be bestowed hereby, which is not resolved to the satisfaction of the Employee,
(ii) the Employee must (A) defend the validity of this Agreement or (B) contest any determination by the Company concerning the amounts payable (or reimbursable) by the Company to the Employee or (iii) the Employee must prepare responses to an Internal Revenue Service ("IRS") audit of, or otherwise defend, his personal income tax return for any year the subject of any such audit, or an adverse determination, administrative proceedings or civil litigation arising therefrom that is occasioned by or related to an audit by the IRS of the Company's income tax returns, then the Company hereby unconditionally agrees:
(1) on written demand of the Company by the Employee, to provide sums sufficient to advance and pay on a current basis (either by paying directly or by reimbursing the Employee) not less than 30 days after a written request therefor is submitted by the Employee, the Employee's reasonable out-of-pocket costs and expenses (including reasonable attorney's fees) the Employee incurs in connection with any such matter; (2) the Employee will be entitled, on application to any court of competent jurisdiction, to the entry of a mandatory injunction without the necessity of posting any bond with respect thereto which compels the Company to pay or advance such costs and expenses on a current basis; and (3) the Company's obligations under this Section 10(a) will not be affected if the Employee is not the prevailing party in the final resolution of any such matter.

            (b) RESOLUTION OF DISPUTES. If a dispute of any type referred to in
Section 10(a) arises between the Company and the Employee and they fail to resolve that dispute by direct negotiation, the Company and the Employee agree that the next step taken to resolve that dispute, prior to either party initiating any litigation to resolve that dispute (not including any litigation that may be required to enforce the Employee's rights to the payment or advancement of expenses and legal fees on a current basis pursuant to Section 10(a)) will be to submit the dispute to an agreed Alternative Dispute Resolution ("ADR") process, to which process the parties will strive diligently in good faith to agree within 10 business days after either party has given written notice to the other party that it is unable to concur in the other party's final proposed negotiated resolution of the dispute. If the Company and the Employee are unable to agree in writing to an acceptable ADR process within that 10-business day period, then the parties will submit to a mandatory ADR process by making joint application to the then Chief United States Federal District Judge in the federal district in which the Company then has its principal executive offices for the selection of an ADR process for the parties. The parties will diligently in good faith participate in the ADR process that judge chooses. If the parties are unable to resolve their dispute after diligent good faith participation in the ADR process, then either party will be free to initiate such litigation as that party deems appropriate under the circumstances. Under no circumstances will the Employee be obligated to pay for the cost of any ADR process or to pay or reimburse the Company for any attorneys' fees, costs or other expenses the Company incurs in connection with any process undertaken by the Employee to resolve disputes under this Agreement. This Section 10 uses the term "Employee" to include, if the Employee has died or become incompetent as a matter of applicable law, the Employee's legal representative acting in his capacity as such under applicable law.


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
            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year indicated above.



                                    U.S. CONCRETE, INC.



                                    By: _______________________________
                                        Michael W. Harlan
                                        Senior Vice President and Chief
                                        Financial Officer


                                    EMPLOYEE


                                    ___________________________________
                                    Eugene P. Martineau


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